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FHS                                                              NEWS
Foundation Health Systems, Inc.                                  --------------
                                                                 R E L E A S E


                              FHS Media Contact:            Lisa Haines
                                                            (818) 676-7912
                                                            lhaines@fhs.com

                              FHS Investor Contact:         David Olson
                                                            (818) 676-6978
                                                            dolson@fhs.com

                              Superior National Contact:    J. Chris Seaman
                                                            (818) 878-2240
                                                            seaman@superior.com

                   FHS COMPLETES SALE OF WORKERS' COMP SUBSIDIARIES
                                 TO SUPERIOR NATIONAL

LOS ANGELES, December 10, 1998 - Foundation Health Systems, Inc. (NYSE:FHS) announced that it successfully completed the sale of certain workers' compensation risk-bearing subsidiaries to Superior National Insurance Group, Inc. (Superior National) (NASDAQ:SNTL) today. The sale of these non-core subsidiaries is expected to yield the Company approximately $200 million in cash, plus certain tax benefits to be realized in future periods. Proceeds will be used to reduce debt.

     "This completes an important first step in our strategic plan to focus on FHS' core operations," said Jay M. Gellert, president and chief executive officer of FHS. "Divesting certain non-core operations and reducing company debt are two critical components in our plan to achieve consistent profitable growth in the future."

     FHS announced its intent to sell its workers' compensation risk-bearing subsidiaries on February 17th of this year. The transaction with Superior National was announced on May 5, 1998. On October 16, 1998. Superior National received


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shareholder approval and on November 20, 1998, Superior National completed a rights offering which was necessary to complete the transaction.

     The sale includes California Compensation Insurance Company (CalComp), California's largest private workers' compensation insurance carrier, and Business Insurance Company which offers workers' compensation coverage in 42 states outside California. The sale also includes Combined Benefits Insurance Company, which is licensed in California for both workers' compensation and accident and health.

     FHS will complete its sale of Commercial Compensation Insurance Company, which writes workers' compensation coverage in New York, upon receipt of required regulatory approvals. Superior National has placed approximately $6.77 million in an escrow account which will be released to FHS upon receipt of regulatory approval and completion of the sale.

     Certain statements contained in this press release are "forward looking" statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties and actual results may differ materially from those results expressed or implied by such "forward looking" statements. For more information please refer to the Risk Factors section of the company's various filings with the Securities and Exchange Commission and the respective documents incorporated by reference therein.

     Superior National Insurance Group, Inc. is the parent company of Superior National Insurance Company, and Superior Pacific Casualty Company, specialty workers' compensation insurers operating in California through branch offices located in


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Sacramento, Pleasanton, Fresno, Woodland Hills, Irvine and San Diego, and in
Phoenix, Arizona.

     FHS is the nation's fourth-largest publicly traded managed health care company. Its mission is to enhance quality of life for its customers by offering products distinguished by their quality, service and affordability. The company's HMO, insured PPO and government contracts subsidiaries provide health benefits to more than six million individuals in 18 states through group, individual, Medicare risk, Medicaid and CHAMPUS programs. FHS subsidiaries also offer managed health care products related to PPO networks, behavioral health, dental, vision and prescription drugs, and offer managed health care product coordination for multi-region employers and administrative services for medical groups and self-funded benefits programs.

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